AGAVE CORPORATE CENTER

                            FULL SERVICE GROSS LEASE
THIS LEASE (this "Lease") is made as of Jan 17 2005, by and between 'Landlord' MULTI-EMPLOYER PROPERTY TRUST, a trust organized under 12 C.F.R. Section 9.18[TAG1]

     and

"Tenant" DYNASIG CORPORATION, an Arizona corporation

SECTION 1: DEFINITIONS     1
     Access Laws     1
     Additional Rent     1
     Base Amount Allocable to the Premises     1
     Base Rent     1
     Brokers     1
     Building     1
     Business Day     1
     Claims     1
     Commencement Date     1
     Estimated Operating Costs Allocable to the Premises     1
     Events of Default     1
     Governmental Agency     1
     Governmental Requirements     1
     Hazardous Substance(s     1
     Land     1
     Landlord     1
     Landlord's Agents     1
     Lease Term     1
     Manager     1
     Manager's Address     1
     Operating Costs     ,     1
     Operating Costs Allocable to the Premises     2
     Parking Ratio     2
     Permitted Use     2
     Premises     2
     Prime Rate     2
     Property Taxes     2
     Rental Tax.     2
     Security Deposit     2
     Telecommunication Facilities     2
     Telecommunication Services     2
     Tenant     2
     Tenant Alterations     2
     Tenant's Agents     2
     Tenant's Pro Rata Share     2
     Year     2

SECTION 2: PREMISES AND TERM     3
     2.1     Lease of Premises     3
     2.2     Lease Term     .3
     2.3     "AS IS" Condition     3
     2.4     Memorandum of Commencement Date     3
     2.5     Use and Conduct of Business     3
     2.6     Compliance with Governmental Requirements and Rules and Regulations

SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE     3
     3.1     Payment of Rental     3
     3.2     Base Rent     4
     3.3     Security Deposit     4
     3.4     Additional Rent     4
     3.5     Interruption of Services     6
     3.6     Holdover     6
     3.7     Late Charge     7
     3.8     Default Rate     7

SECTION 4: GENERAL PROVISIONS     7
     4.1     Maintenance and Repair by Landlord     7
     4.2     Maintenance and Repair by Tenant     7
     4.3     Common Areas/Security     7
     4.4     Tenant Alterations     8
     4.5     Tenant's Work Performance     8
     4.6     Surrender of Possession     8
     4.7     Removal of Property     8
     4.8     Access     9
     4.9     Damage or Destruction     9
     4.10     condemnation     9
     4.11     Parking     9
     4.12     Indemnification     9
     4.13     Tenant Insurance     9
     4.14     Landlord's Insurance     10
     4.15     Waiver of Subrogation     10
     4.16     Assignment and Subletting by Tenant     10
     4.17     Estoppel Certificates     10
     4.18     Hazardous Substances     11
     4.19     Access Laws     11
     4.20     Quiet Enjoyment     12
     4.21     Signs     12
     4.22     Subordination     12
     4.23     Brokers     12
     4.24     Exculpation and Limitation of Liability     13
     4.25     Mechanic's Liens and Tenant's Personal Property Taxes     13

SECTION 5: DEFAULT AND REMEDIES     13
     5.1     Events of Default     13
     5.2     Remedies     14
     5.3     Right to Perform     15
     5.4     Landlord's Default     15

SECTION 6: MISCELLANEOUS PROVISIONS     15
     6.1     Notices     15
     6.2     Attorney's Fees and Expenses     15
     6.3     No Accord and Satisfaction     15
     6.4     Successors; Joint and Several Liability.     15
     6.5     Choice of Law     16
     6.6     No Waiver of Remedies     16
     6.7     Offer to Lease     16
     6.8     Force Majeure     16
     6.9     Severability; Captions     16
     6.10     Interpretation     16
     6.11     Incorporation of Prior Agreement; Amendments     16
     6.12     Authority     17
     6.13     Time of Essence     17
     6.14     Survival of Obligations     17
     6.15     Landlord's Authorized Agents     17
     6.16     Waiver of Jury Trial     17

                               LISTING OF EXHIBITS
Exhibit A     Legal Description of the Land
Exhibit B     Drawing Showing Location of the Premises
Exhibit C     Form of Memorandum of Commencement Date
Exhibit D     Rules and Regulations

SECTION 1: DEFINITIONS

ACCESSLAWS: The Americans With Disabilities Act of 1990 (including the
     Americans with Disabilities Act Accessibility Guidelines for Building and Facilities) and all other Governmental Requirements relating to the foregoing.
ADDITIONALRENT: Defined in paragraph captioned "Additional Rent".
BASE AMOUNT ALLOCABLE TO THE PREMISES: The actual Operating Expenses
     Allocate to the Premises for Year 2005.
BASERENT: For Month 1, $0.00, full service; for Months 2-12, $2,284.75 per month (based on $19.00 per square foot/year), full service, plus 2.3% rental tax, paid in advance, and for months 13-25, $2,344.88 per month (based on $19.50 per square foot/year), full service, plus 2.3% rental tax. Upon execution of this Lease, Tenant shall pay Twenty-Five Thousand Seven Hundred Ten and 29/100 Dollars ($25,710.29) to Landlord to be applied to Base Rent and rental tax for months 2-12 of the Lease Term.
BROKERS: Landlord was represented in this transaction by Pat Devine of Trammell Crow Company, a licensed real estate broker. Tenant was represented in this transaction by Steve Close, Commercial Brokers, Inc., a licensed real estate broker.
BUILDING: The  building  located  on  the  Land  at  1711  W.  Greentree  Drive,
     Tempe, Arizona 85284, commonly known as Agave Corporate Center and containing approximately 85,593 rentable square feet.
BUSINESSDAY: Calendar  days,  except  for  Saturdays  and  Sundays  and holidays when banks are closed in Washington, D.C.
CLAIMS: An individual and collective reference to any and all claims, demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, other proceedings and expenses (including attorneys' fees and expenses incurred in connection with the proceeding whether at trial or on appeal).
COMMENCEMENT DATE: February 1, 2005.
ESTIMATED OPERATING  COSTS  ALLOCABLE  TO  THE  PREMISES: Landlord's estimate of
     Operating Costs allocable to the Premises for a Year to be given by Landlord to Tenant pursuant to subparagraph 3.4.1.
EVENTS OF DEFAULT: One or more of those events or states of facts defined in the paragraph captioned "Events of Default".
GOVERNMENTAL AGENCY: The United States of America, the state in which the Land is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Land and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Land.
GOVERNMENTAL REQUIREMENTS: Any and all statutes, ordinances, codes, laws, rules, regulations, orders and directives of any Governmental Agency as now or later amended.
HAZARDOUSSUBSTANCE(S): Asbestos, PCBs, petroleum or petroleum-based chemicals or substances, urea formaldehyde or any chemical, material, element, compound, solution, mixture, sub-stance or other matter of any kind whatsoever which is now or later defined, classified, listed, designated or regulated as hazardous, toxic or radioactive by any Governmental Agency.
LAND: The land upon which the Building is located in Maricopa County,
     Arizona, as legally described in Exhibit A attached to this Lease.
LANDLORD: The trust named on the first page of this Lease, or its successors and assigns as provided in paragraph captioned "Assignment by Landlord".
LANDLORD'S AGENTS: Landlord's trustee, authorized signatory, consultants and advisors, and the employees of the foregoing.
LEASETERM: Commencing on the Commencement Date, and running for twenty-five
     (25) months thereafter.
MANAGER: Trammell Crow Company, or its replacement as specified by written notice from Landlord to Tenant.
MANAGER'S ADDRESS: 2850 E. Camelback, Suite 270, Phoenix, AZ 85016, which address may be changed by written notice from Landlord to Tenant.
OPERATING COSTS: Defined in paragraph captioned "Additional Rent".
OPERATING COSTS ALLOCABLE TO THE PREMISES: The product of Tenant's Pro Rata
     Share times Operating Costs.
PARKING RATIO: Approximately Five (5) parking stalls per 1,000 rentable square feet of Premises.
PERMITTED USE: General office and administrative uses, so long as such use is consistent with Governmental Requirements and with first-class buildings of the same or similar use as the Building located in the metropolitan area in which the Building is located and as described in further detail in paragraph 2.5.
PREMISES: The portion of the Building known as Suite #116, consisting of approximately 1,443 rentable square feet, as depicted on the plan attached to this Lease as Exhibit B.
PRIMERATE: Defined in paragraph captioned "Default Rate".
PROPERTYTAXES: (a) Any form of ad valorem real or personal property tax or assessment imposed by any Governmental Agency on the Land, Building, related improvements or any personal property owned by Landlord associated with such Land, Building or improvements; (b) any other form of tax or assessment, license fee, license tax or any other levy, charge, expense or imposition made or required by any Governmental Agency on any interest of Landlord in such Land, Building, related improvements or personal property;
     (c) any fee for services charged by any Governmental Agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems or other services provided or formerly provided to property owners and residents within the general area of the Land; (d) any governmental impositions allocable to or measured by the area of any or all of such Land, Building, related improvements or personal property or the amount of any base rent, additional rent or other sums payable under any lease for any or all of such Land, Building, related improvements or personal property, including any tax on gross receipts or any excise tax or other charges levied by any Governmental Agency with respect to the possession, leasing, operation, maintenance, alteration, repair, use or occupancy of any or all of such Land, Building, related improvements, personal property or the rent earned by any part of or interest in such Land, Building, related improvements or personal property;
     (e) any impositions by any Governmental Agency on any transaction evidenced by a lease of any or all of such Land, Building, related improvements or personal property or charge with respect to any document to which Landlord is a party creating or transferring an interest or an estate in any or all of such Land, Building, related improvements or personal property; and (f) any increase in any of the foregoing based upon construction of improvements or change of ownership of any or all of such Land, Building, related improvements or personal property. Property Taxes shall not include taxes on Landlord's net income or any inheritance, estate or gift taxes.
RENTAL TAX. Any and all taxes imposed by any state, city, or local taxing authority on any Base Rent, Additional Rent or other sum payable by Tenant to Landlord including Maricopa County sales tax and City of Tempe sales tax, but excluding any tax on Landlord's net income, or any inheritance, estate, or gift taxes.
SECURITY DEPOSIT. Tenant shall pay Two Thousand Three Hundred Ninety-Eight and 81/100 Dollars ($2,398.81) to Landlord upon execution of this Lease to be held as a security deposit.
TELECOMMUNICATION FACILITIES: Equipment, facilities, apparatus and other materials utilized for the purpose of electronic telecommunication, including cable, switches, wires, conduit and sleeves.
TELECOMMUNICATION SERVICES: Services associated with electronic telecommunications, whether in a wired or wireless mode. Basic voice telephone services are included within this definition.
TENANT: The person or entity(ies) named on the first page of this Lease.
TENANT ALTERATIONS: Defined in paragraph captioned TenantAlterations".
TENANT'S AGENTS: Any and all officers, partners, contractors, subcontractors, consultants, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors of Tenant.
TENANT'S PRO RATA SHARE: One and Sixty-Nine Hundredths Percent (1.69%).
YEAR:A calendar year commencing January 1 and ending December 31.

                          SECTION 2: PREMISES AND TERM

2.1 LEASEOFPREMISES. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, upon the terms and Lease.
2.2 LEASETERM. The Lease Term shall be for twenty-five months. Tenant may have access to the Premises upon mutual execution of the Lease for the purposes of setup and installation of equipment, furniture and fixtures, provided that during any such early access, Tenant shall comply with the terms of this Lease, other than the payment of Rent.
2.3 "AS IS" CONDITION Tenant shall accept the Premises in their "AS IS" condition; except that Landlord shall clean the existing carpet and paint the interior walls of the Premises prior to the Commencement Date. Taking of possession by tenant shall establish that the Premises are in good and satisfactory condition when possession was so taken and the Commencement Date has occurred; Tenant acknowledges that no representations as to the condition of the Premises have been made by Landlord, unless such are expressly set forth in this Lease.
2.4 MEMORANDUM OF COMMENCEMENT DATE. At Landlord's election and request, Tenant shall execute a Memorandum of Commencement Date in the form attached as Exhibit
D. In no event shall Tenant record this Lease or the Memorandum of Commencement Date.
2.5     USE AND CONDUCT OF BUSINESS.

     2.5.1 The Premises are to be used only for the Permitted Uses, and for no other business or purpose without the prior consent of Landlord. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes. Landlord makes no representation or warranty as to the suitability of the Premises for Tenant's intended use. Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises. Tenant's inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent.
     2.5.2 No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on any or all of the Land or Building. Tenant shall not commit or allow to be committed or exist: (a) any waste upon the Premises, (b) any public or private nuisance, or (c) any act or condition which disturbs the quiet enjoyment of any other tenant in the Building, creates or contributes to any work stoppage, strike, picketing, labor disruption or dispute, interferes in any way with the business of Landlord or any other tenant in the Building or with the rights or privileges of any contractors, subcontractors, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors or any other persons lawfully in and upon the Land or Building, or causes any impairment or reduction of the good will or reputation of the Land or Building.
     2.5.3 Tenant shall not, without the prior consent of Landlord, use any apparatus, machinery, device or equipment in or about the Premises which will cause any substantial noise or vibration or any increase in the normal consumption level of electric power. If any of Tenant's apparatus, machinery, devices or equipment should disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide, at its sole cost and expense, adequate insulation or take other such action, including removing such apparatus, machinery, devices or equipment, as may be necessary to eliminate the disturbance.
2.6 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS AND RULES AND REGULATIONS. Tenant shall comply with all Governmental Requirements relating to its use, occupancy and operation of the Premises and shall observe such reasonable rules and regulations as may be adopted and published by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building, and for the preservation of good order in the Building, including the Rules and Regulations attached to this Lease as Exhibit E.

    SECTION 3: BASE RENT. ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE

3.1 PAYMENT OF RENTAL. Tenant agrees to pay Base Rent, Additional Rent and any other sum due under this Lease to Landlord without demand, deduction, credit, adjustment or offset of any kind or nature, except as otherwise permitted elsewhere in this Lease, in lawful money of the United states when due under this Lease, at the offices of Manager at Manager's Address, or to such other party or at such other place as Landlord may from time to time designate in writing.
3.2 BASE RENT. Tenant agrees to pay Base Rent to Landlord without demand, in advance on or before the first day of each calendar month of the Lease Term. Base Rent for any partial month at the beginning or end of the Lease Term shall be prorated. Base Rent for any partial month at the beginning of the Lease Term shall be paid by Tenant on the Commencement Date.
3.3 SECURITY DEPOSIT. Concurrently with execution of this Lease, Tenant shall deposit a security deposit with Landlord in the amount specified in the definition of the term "Security Deposit", as security for the full and faithful payment of all sums due under this Lease and the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant. If Tenant shall breach or default with respect to any payment obligation or other covenant or condition of this Lease, Landlord may apply all or any part of the Security Deposit to the payment of any sum in default or any damage suffered by Landlord as a result of such breach or default, and in such event, Tenant shall, upon demand by Landlord, deposit with Landlord the amount so applied so that Landlord shall have the full Security Deposit on hand at all times during the Lease Term. Landlord's use or application of all or any portion of the Security Deposit shall not impair any other rights or remedies provided under this Lease or under applicable law and shall not be construed as a payment of liquidated damages. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, the remaining Security Deposit shall be repaid to Tenant, without interest, within thirty (30) calendar days after the expiration of this Lease. Tenant may not mortgage, assign, transferor encumber the Security Deposit and any such act on the part of Tenant shall be without force or effect. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Base Rent, Additional Rent and all other sums payable under this Lease to Landlord for all periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord and applied against Landlord's damages.
3.4 ADDITIONAL RENT. Definitions of certain terms used in this paragraph are set forth in subparagraph 3.4.5. Tenant agrees to pay to Landlord additional rent as computed in this paragraph (individually and collectively the "Additional Rent"):

     3.4.1 RENTAL ADJUSTMENT FOR ESTIMATED OPERATING COSTS. Landlord shall furnish Tenant a written statement of Estimated Operating Costs Allocable to the Premises for each Year and the amount payable monthly by Tenant for such Costs shall be computed as follows: one-twelfth (1/12) of the amount, if any, by which the Estimated Operating Costs Allocable to the Premises exceeds the Base Amount Allocable to the Premises. Such amount shall be paid monthly by Tenant for each month during such Year after the Commencement Date. If such written statement is furnished after the commencement of the Year (or as to the first Year during the Lease Term, after the Commencement Date), Tenant shall also make a retroactive lump-sum payment to Landlord equal to the monthly payment amount multiplied by the number of months during the Year (or as to the first Year during the Lease Term, after the Commencement Date) for which no payment was paid.
     3.4.2 ACTUALCOSTS. After the close of each Year, Landlord shall deliver to Tenant a written statement setting forth the Operating Costs Allocable to the Premises during the preceding Year. If such Operating Costs Allocable to the Premises for any Year exceed the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1 for such Year, Tenant shall pay the amount of such excess to Landlord within twenty (20) Business Days after receipt of such statement by Tenant. If such statement shows the Operating Costs Allocable to the Premises to be less than the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1, then the amount of such overpayment shall be paid by Landlord to Tenant within twenty (20) Business Days following the date of such statement.
     3.4.3 ENDOFTERM. If this Lease shall expire or otherwise terminate on a day other than the last day of a Year, Landlord shall (a) estimate the Operating Costs Allocable to the Premises for such Year predicated on the most recent reliable information available to Landlord; (b) the amount determined under clause (a) of this sentence shall be prorated by multiplying such amount by a fraction, the numerator of which is the number of days within the Lease Term in such Year and the denominator of which is 365; (c) the Base Amount Allocable to the Premises shall be prorated in the manner described in clause (b); (d) the clause (c) amount (i.e., the prorated Base Amount Allocable to the Premises) shall be deducted from the clause (b) amount (i.e., the prorated Operating Costs Allocable to the Premises); (e) if the clause (d) amount exceeds the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term, then Tenant shall pay the excess to Landlord within ten (10) Business Days after Landlord's delivery to Tenant of a statement for such excess; and (f) if the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term exceeds the clause (d) amount, then Landlord shall refund to Tenant the excess within the ten (10) Business Day period described in clause (e). After the close of the Year during which this Lease expired or otherwise terminated, Landlord shall deliver to Tenant a written statement setting forth the Operating Costs Allocable to the Premises during the preceding Year through the date of such Lease expiration or termination. If such Operating Costs Allocable to the Premises for the last Year in the Lease Term exceeds the sum of (i) the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term plus (ii) the sum, if any, paid by Tenant in accordance with the above clause (e) amount, then Tenant shall pay such excess to Landlord within ten (10) Business Days after Landlord's delivery to Tenant of a Statement for such excess. If the sum of (i) and (ii) exceeds the Operating Costs Allocable to the Premises for the last Year in the Lease Term, then Landlord shall refund such excess within the ten (10) Business Day period described in the previous sentence. Landlord's and Tenant's obligations under this paragraph shall survive the expiration or other termination of this Lease.
     3.4.4 OPERATINGCOSTS. Ail expenses paid or incurred by Landlord for maintaining, operating, owning and repairing any or all of the Land, Building, related improvements, and the personal property used in conjunction with such Land, Building and related improvements, including all expenses paid or incurred by Landlord for: (a) utilities, including electricity, water, gas, sewers, fire sprinkler charges, refuse collection, Telecommunication Services, cable television or other electronic or microwave signal reception, steam, heat, cooling or any other service which is now or in the future considered a utility and which are not payable directly by tenants in the Building; (b) supplies; (c) window washing, landscaping and landscaping maintenance (including irrigating, trimming, mowing, fertilizing, seeding and replacing plants), and other services; (d) security services, if any; (e) insurance; (f) management fees; (g) Property Taxes, tax consultant fees and expenses, and costs of appeals of any Property Taxes; (h) services of independent contractors; (i) compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with any service, repair, maintenance, replacement or improvement or other work included in this subparagraph; (j) license, permit and inspection fees; (k) assessments and special assessments due to deed restrictions, declarations or owners associations or other means of allocating costs of a larger tract of which the Land is a part; (I) rental of any machinery or equipment; (m) audit fees and accounting services related to the Building, and charges for the computation of the rents and charges payable by tenants in the Building (but only to the extent the cost of such fees and services are in addition to the cost of the management fee); (n) the cost of improvements or repairs; (o) maintenance and service contracts; (p) legal fees and other expenses of legal or other dispute resolution proceedings; (q) maintenance and repair of the roof and roof membranes, (r) costs incurred by Landlord for compliance with Access Laws, as set forth in the paragraph captioned 'Access Laws"; (s) elevator service and repair, if any; and (t) any other expense or charge which in accordance with generally accepted accounting and management principles would be considered an expense of maintaining, operating, owning or repairing the Building (except depreciation and amortization). Without limiting the foregoing, Operating Costs shall include exterior painting; parking area resurfacing, resealing and restriping parking areas and driveways; upgrading of the HVAC systems in the Building, and other capital improvements which are intended to reduce Operating Costs; provided that, such capital improvements were installed after the Commencement Date and shall be amortized with market interest over their estimated useful lives in accordance with generally accepted accounting and management principles and only the amortization installments and interest attributable to the Lease Term shall be an Operating Cost under this Lease.
     Operating Costs shall not include any of the following: roof replacement, ground rent; depreciation and amortization; interest and amortization of funds borrowed by Landlord for items other than capital improvements; leasing commissions and advertising and space planning expenses incurred in procuring tenants; and salaries, wages, or other compensation paid to officers or executives of Landlord in their capacities as officers and executives, if less than one hundred percent (i00%) of the net rentable area of the Building is occupied by tenants at all times during any Year, then Operating Costs for such Year shall include all additional costs and expenses that Landlord reasonably determines would have been incurred had one hundred percent (100%) of the Building been occupied at ail times during such Year by tenants.
     3.4.5 OPERATING COST AUDIT. Landlord shall maintain records concerning estimated and actual Operating Costs Allocable to the Premises for no less than twelve (12) months following the period covered by the statement or statements furnished Tenant, after which time Landlord may dispose of such records. Provided that Tenant is not then in default of its obligation to pay Base Rent, Additional Rent or other payments required to be made by it under this Lease and provided that Tenant is not otherwise in default under this Lease, Tenant may, at Tenant's sole cost and expense, cause a Qualified Person (defined below) to inspect Landlord's records. Such inspection, if any, shall be conducted no more than once each Year during Landlord's normal business hours within ninety (90) calendar days after receipt of Landlord's written statement of Operating Costs Allocable to the Premises for the previous year, upon first furnishing Landlord at least twenty (20) calendar days prior written notice. Any errors disclosed by the review shall be promptly corrected by Landlord; provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an auditor of Landlord's choice. In the event the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment of Base Rent, Additional Rent or other payments due to Landlord under the Lease. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Operating Costs Allocable to the Premises. If the actual Operating Costs Allocable to the Premises for any given Year were improperly computed and if the actual Operating Costs Allocable to the Premises are overstated by more than 5%, Landlord shall reimburse Tenant for the cost of its audit. For purposes of this subparagraph, the term "Qualified Person" means an accountant or other person experienced in accounting for income and expenses of office projects, who is engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in Additional Rent or reduction in Operating Costs Allocable to the Premises achieved through the inspection process described in this subparagraph.
     3.4.6 TENANT'S COSTS. Tenant agrees to reimburse or pay Landlord within twenty (20) Business Days after invoice from Landlord for (a) any expense or cost incurred or paid by Landlord for garbage removal, cleaning, or utility consumption that is over and above what is normal for the Building and is attributable to Tenant's use of the Premises, and (b) any expense or cost incurred or paid by Landlord in response to service calls made by Tenant to Landlord for the repair of heating, ventilating and air conditioning systems within the Premises. Landlord reserves the right to install and activate separate metering of water or other utilities to the Premises, and Tenant agrees to reimburse or pay Landlord within twenty (20) Business Days after invoice from Landlord for all costs of such separate metering; provided that, as of the Commencement Date, electrical service to the Premises is separately metered.
     3.4.7 REMEDIES. Any sums payable under this Lease pursuant to this paragraph or otherwise shall be Additional Rent and, in the event of nonpayment of such sums, Landlord shall have the same rights and remedies with respect to such nonpayment as it has with respect to nonpayment of the Base Rent due under this Lease.
3.5 INTERRUPTION OF SERVICES. Landlord shall in no case be liable or in any way be responsible for damages or loss to Tenant arising from the failure of, diminution of or interruption in electrical power, natural gas, fuel, Telecommunication Services, sewer, water, or garbage collection services, other utility service or building service of any kind to the Premises, unless such interruption in, deprivation of or reduction of any such service was caused by the gross negligence or willful misconduct of Landlord, its agents or contractors or by a failure in facilities, equipment or systems in the Landlord's ownership. To the extent that Landlord bears any responsibility for any such interruption, deprivation or reduction in utility or building services to the Premises, Landlord's responsibility and Tenant's remedy shall be limited to an abatement in Base Rent for the period beginning with (a) the day which is two (2) consecutive days after the date on which Tenant delivers notice to Landlord of such interruption, deprivation or reduction and that Tenant is being deprived of all reasonable use of the Premises and ending on (b) the date such interruption, deprivation or reduction which is Landlord's responsibility is not causing Tenant to be deprived of all reasonable use of the Premises.
3.6 HOLDOVER. If Tenant, without the prior consent of Landlord, holds over after the expiration or termination of the Lease Term, Tenant shall be deemed to be occupying the Premises under a month-to-month tenancy, which tenancy may be terminated as provided by the laws of the state in which the Premises are located. During such tenancy, Tenant agrees to pay to Landlord one hundred fifty percent (150%) the rate of Base Rent in effect on the expiration or termination of the Lease Term, plus all Additional Rent and other sums payable under this Lease, and to be bound by all of the other covenants and conditions specified in this Lease, so far as applicable. The preceding provisions shall not be construed as consent for Tenant to hold over.
3.7 LATE CHARGE. If Tenant fails to make any payment of Base Rent, Additional Rent or other amount within five (5) calendar days of its due date under this Lease, a late charge shall be immediately due and payable by Tenant equal to three percent (3%) of the amount of any such payment. Landlord and Tenant agree that this charge compensates Landlord for the administrative costs caused by the delinquency. The parties agree that Landlord's damage would be difficult to compute and the amount stated in this paragraph represents a reasonable estimate of such damage. Assessment or payment of the late charge contemplated in this paragraph shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.
3.8 DEFAULT RATE. Any Base Rent, Additional Rent or other sum payable under this Lease which is not paid when due shall bear interest at a rate equal to the lesser of: (a) the published prime rate of Riggs Bank N.A., or such other national banking institution designated by Landlord if such bank ceases to publish a prime rate (the 'Prime Rate"), then in effect, plus four (4) percentage points, or (b) the maximum rate of interest per annum permitted by applicable law (the "Default Rate"), but the payment of such interest shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

                          SECTION 4: GENERAL PROVISIONS

4.1 MAINTENANCE AND REPAIR BV LANDLORD. Subject to the paragraphs captioned "Damage or Destruction" and "Condemnation", Landlord shall maintain the public and common areas of the Building, the exterior walls, foundations, roof membrane, plumbing and electrical systems, and heating, ventilating and air conditioning systems in reasonably good order and condition, subject to reasonable wear and tear. Landlord shall make such repairs thereto as become necessary after obtaining actual knowledge of the need for such repairs. All repair costs shall be included in Operating Costs, except for damage occasioned by the act or omission of Tenant or Tenant's Agents which shall be paid for entirely by Tenant upon demand by Landlord. In the event any or all of the Building becomes in need of maintenance or repair which Landlord is required to make under this Lease, Tenant shall immediately give written notice to Landlord, and Landlord shall not be obligated in any way to commence such maintenance or repairs until a reasonable time elapses after Landlord's receipt of such notice.
4.2 MAINTENANCE AND REPAIR BV TENANT. Except as is expressly set forth as Landlord's responsibility pursuant to the paragraph captioned "Maintenance and Repair bv Landlord." Tenant shall at Tenant's sole cost and expense keep and maintain the Premises in good condition and repair, including interior painting, cleaning of the interior side of all exterior glass, plumbing and utility fixtures and installations, carpets and floor coverings, all interior wall surfaces and coverings including tile and paneling, replacement of all broken windows (including without limitation any exterior windows), exterior and interior doors, roof penetrations and membranes in connection with any Tenant installations on the roof including satellite dishes, light bulb replacement and interior preventative maintenance. If Tenant fails to maintain or repair the Premises in accordance with this paragraph, then Landlord may, but shall not be required to, enter the Premises upon two (2) Business Days prior written notice to Tenant (or immediately without any notice in the case of an emergency) to perform such maintenance or repair at Tenant's sole cost and expense. Tenant shall pay to Landlord the cost of such maintenance or repair plus a eight percent (8%) administration fee within ten (10) Business Days of written demand from Landlord.
4.3 COMMON AREAS/SECURITY.
     4.3.1 The common areas of the Building shall be subject to Landlord's sole management and control. Without limiting the generality of the immediately preceding sentence, Landlord reserves the exclusive right as it deems necessary or desirable to install, construct, remove, maintain and operate lighting systems, facilities, improvements, equipment, Telecommunication Facilities and signs on, in or to all parts of the common areas; change the number, size, height, layout, or locations of walks, driveways and truckways or parking areas now or later forming a part of the Land or Building; make alterations or additions to the Building or common area; close temporarily all or any portion of the common areas to make repairs, changes or to avoid public dedication; grant easements to which the Land will be subject, replat, subdivide, or make other changes to the Land; place, relocate and operate utility lines through, over or under the Land and Building; and use or permit the use of all or any portion of the roofs of the Building. Landlord reserves the right to relocate parking areas and driveways and to build additional improvements in the common areas so long as the total number of Tenant's parking stalls is not reduced.
     4.3.2 The common areas of the Building are patrolled by security personnel at various times from sunset to sunrise. Except as described in the preceding sentence, Landlord has no duty or obligation to provide any security services in, on or around the Premises, Land or Building, and Tenant recognizes that security services, if any, provided by Landlord will be for the sole benefit of Landlord and the protection of Landlord's property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, Landlord providing security or other protection for Tenant or Tenant's Agents or property in, on or about the Premises, Land or Building.

4.4 TENANT ALTERATIONS. Tenant shall not make any alterations, additions or improvements in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any floor covering, wall covering, fixtures, plumbing or wiring or Telecommunication Facilities (individually and collectively "Tenant Alterations").
4.5 TENANT'S WORK PERFORMANCE. If Landlord permits Tenant to perform any Tenant Alterations, then the Tenant Alterations shall be performed by contractors employed by Tenant under one or more construction contracts, in form and content approved in advance in writing by Landlord (which approval shall be subject to Landlord's discretion and may include a requirement that the prime contractor and the respective subcontractors: (a) be parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO or with an independent, nationally recognized labor organization or one of its affiliated locals, and
(b) solely employ members of such labor organizations to perform work within their respective jurisdictions solely. Tenant's contractors, workers and suppliers shall work in harmony with and not interfere with workers or contractors of Landlord or other tenants of Landlord. If Tenant's contractors, workers or suppliers do, in the opinion of Landlord, cause such disharmony or interference, Landlord's consent to the continuation of such work may be withdrawn upon written notice to Tenant. All Tenant Alterations shall be (1) completed in accordance with the plans and specifications approved by Landlord;
(2) completed in accordance with all Governmental Requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new materials; and (5) free of defect in materials and workmanship. Tenant shall pay for all damage to the Premises, Building and Land caused by Tenant or Tenant's Agents. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from any Claims arising as a result of any defect in design, material or workmanship of any Tenant Alterations.
4.6 SURRENDER OF POSSESSION. Subject to the last subparagraph of the paragraph captioned "Damage or Destruction*. Tenant shall, at the expiration or earlier termination of this Lease, surrender and deliver the Premises to Landlord in as good condition as when received by Tenant from Landlord or as later improved, reasonable use and wear excepted.
4.7 REMOVAL OF PROPERTY Upon expiration or earlier termination of this Lease, Tenant may remove its personal property, office supplies and office furniture and equipment if (a) such items are readily moveable and are not attached to the Premises; (b) such removal is completed prior to the expiration or earlier termination of this Lease; (c) Tenant is not in default of any covenant or condition of this Lease at the time of such removal; and (d) Tenant immediately repairs all damage caused by or resulting from such removal. All other property in the Premises and any Tenant Alterations (including, wall-to-wall carpeting, paneling, wall covering or lighting fixtures and apparatus or Telecommunication Facilities,) or any other article affixed to the floor, walls, ceiling or any other part of the Premises or Building, shall become the property of Landlord and shall remain upon and be surrendered with the Premises, except as may be otherwise provided in the paragraph captioned Tenant Alterations'' or the paragraph captioned Tenant's Contribution to Tenant Improvement Costs". Tenant waives all rights to any payment or compensation for such property. If, at the expiration or earlier termination of this Lease or at such time as Landlord exercises its right or re-entry, Tenant has failed to remove any property from the Premises, Building or Land which it is entitled or required to remove as provided in this Lease, Landlord may, at its option, remove and store such property without liability for loss of or damage to such property, such storage to be for the account and at the expense of Tenant. If Tenant fails to pay the cost of storing any such property, Landlord may, at its option, after it has been stored for a period of twenty (20) Business Days or more, sell or permit to be sold, any or all such property at public or private sale (and Landlord may become a purchaser at such sale), in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, and Landlord shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorney's fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or later become due Landlord from Tenant under this Lease; and, fourth, the balance, if any, to Tenant.
4.8 Access. Tenant will have access to the Building and parking areas, twenty-four (24) hours per day, seven (7) days per week. Tenant shall permit Landlord and Landlord's Agents to enter into the Premises at any time on at least one (1) Business Day's notice (except in case of emergency), for the purpose of inspecting the same or for the purpose of repairing, altering or improving the Premises or the Building. Nothing contained in this paragraph shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary, Landlord may temporarily close Building or Land entrances, Building doors or other facilities, without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or as relieving Tenant from the duty of observing or performing any of the provisions of this Lease. Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective tenants within the period of one-hundred-eighty
(180) Business Days prior to the expiration or sooner termination of this Lease and to erect on the Premises a suitable sign indicating the Premises are available. Tenant and Landlord shall arrange to meet for a joint inspection of the Premises prior to vacating. In the event Tenant fails or refuses to meet for such joint inspection, Landlord's inspection after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. Landlord shall not be liable for the consequences of admitting by passkey, or refusing to admit to the Premises, Tenant or any of Tenant's Agents, or other persons claiming the right of admittance.
4.9 DAMAGE OR DESTRUCTION. If the Premises are damaged by fire, earthquake or other casualty, Tenant shall give immediate written notice thereof to Landlord. If Landlord reasonably estimates that the damage can not be repaired in accordance with the then exiting Governmental Requirements within thirty (30) calendar days, then either Landlord or Tenant may elect to terminate this Lease by notice in writing to the other party.
4.10 CONDEMNATION. If all of the Premises, or such portions of the Building as may be required for the Tenant's reasonable use of the Premises, are taken by eminent domain or by conveyance in lieu thereof, this Lease shall automatically terminate as of the date the physical taking occurs, and all Base Rent, Additional Rent and other sums payable under this Lease shall be paid to that date.
4.11 PARKING. Landlord has allocated five (5) parking spaces per 1,000 rentable square feet for Tenant's use on a non-exclusive, non-reserved basis. Landlord shall have the right, but not the obligation, to monitor, secure or police the use of the parking or other common areas.
4.12 INDEMNIFICATION. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims, arising in whole or in part out of (a) the possession, use or occupancy of the Premises or the business conducted in the Premises, (b) any act, omission or negligence of Tenant or Tenant's Agents, or (c) any breach or default under this Lease by Tenant. Except for Claims arising solely out of the gross negligence or willful misconduct of Landlord or Landlord's Agents in failing to repair or maintain the Building as required by this Lease; neither Landlord nor Landlord's Agents shall, to the extent permitted by law, have any liability to Tenant, or to Tenant's Agents, for any Claims arising out of any cause whatsoever, including repair to any portion of the Premises; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation by Landlord, Tenant or any person or entity of heating, cooling, electrical, sewerage or plumbing equipment or apparatus or Telecommunication Facilities; termination of this Lease by reason of damage to the Premises or Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; inability to furnish any service required of Landlord as specified in this Lease; or leakage in any part of the Premises or the Building from rain, ice or snow, or from drains, pipes or plumbing fixtures in the Premises or the Building; provided that, in no event shall Landlord be responsible for any interruption to Tenant's business or for any indirect or consequential losses suffered by Tenant or Tenant's Agents. The obligations of this paragraph shall be subject to the paragraph captioned "Waiverof Subrogation".
4.13 TENANT INSURANCE
     4.13.1 Tenant shall, throughout the Lease Term, at its own expense, keep and maintain in full force and effect:
          (a) A policy of comprehensive general liability insurance, including a contractual liability endorsement covering Tenant's obligations under the paragraph captioned "Indemnification", insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of this Lease of not less than Two Million Dollars ($2,000,000.00), which limit shall be reasonably increased during the Lease Term at Landlord's request to reflect both increases in liability exposure arising from inflation as well as from changing use of the Premises or changing legal liability standards, which policy shall be payable on an "occurrence" rather than a "claims made" basis, and which policy names Landlord and Manager and, at Landlord's request Landlord's mortgage lender(s) or investment advisors, as additional insureds;
          (b) A policy of extended property insurance (which is commonly called "all risk") covering Tenant Improvements, Tenant Alterations (including Telecommunication Facilities), and any and all furniture, fixtures, equipment, inventory, improvements and other property in or about the Premises which is not owned by Landlord, for one hundred percent (100%) of the then current replacement value of such property;
          (c) Business interruption insurance in an amount sufficient to cover costs, damages, lost income, expenses, Base Rent, Additional Rent and all other sums payable under this Lease, should any or all of the Premises not be usable for a period of up to twelve (12) months;

     4.13.2 All insurance policies required under this paragraph shall be with companies reasonably approved by Landlord and each policy shall provide that it is not subject to cancellation or reduction in coverage except after thirty (30) days' written notice to Landlord. Tenant shall deliver to Landlord and, at
Landlord's request Landlord's mortgage lender(s), prior to the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies.
     4.13.3 If Tenant fails to acquire or maintain any insurance or provide any certificate required by this paragraph, Landlord may, but shall not be required to, obtain such insurance or certificates and the costs associated with obtaining such insurance or certificates shall be payable by Tenant to Landlord on demand.
4.14     LANDLORD'S INSURANCE.
Landlord shall,
throughout the Lease Term, keep and maintain in full force and effect:
     (a) Commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate, which policy shall be payable on an "occurrence" rather than a "claims made" basis;
     (b) "Special Form" property insurance (what is commonly called "all risk") covering the Building and Landlord's personal property, if any, located on the Land in the amount of one hundred percent (100%) of the then current replacement value of such property; and
     (c) Landlord may, but shall not be required to, maintain other types of insurance as Landlord deems appropriate, including but not limited to, property insurance coverage for earthquakes and floods in such amounts as Landlord deems appropriate. Such policies may be "blanket" policies which cover other properties owned by Landlord. Landlord shall deliver to Tenant and, at Tenant's request Tenant's mortgage lender(s), prior to the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies.
4.15 WAIVER OF SUBROGATION. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby each waive and release the other from any and all Claims or any loss or damage that may occur to the Land, Building, Premises or personal property located therein, by reason of fire or other casualty regardless of cause or origin, including the negligence or misconduct of Landlord, Tenant, Landlord's Agents or Tenant's Agents, but only to the extent of the insurance proceeds paid to such releasor under its policies of insurance or, if it fails to maintain the required policies, the insurance proceeds that would have been paid to such releasor if it had maintained such policies. Each party to this Lease shall promptly give to its insurance company written notice of the mutual waivers contained in this subparagraph, and shall cause its insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the mutual waivers contained in this subparagraph.
4.16 ASSIGNMENT AND SUBLETTING BV TENANT. Tenant shall not have the right to assign, transfer, mortgage or encumber this Lease in whole or in part, nor sublet the whole or any part of the Premises, nor allow the occupancy of all or any part of the Premises by another, without first obtaining Landlord's consent.
4.17 ESTOPPEL CERTIFICATES. Tenant shall, from time to time, upon the written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: (a) the date this Lease was executed and the date it expires; (b) the date tenant entered into occupancy of the Premises; (c) the amount of monthly Base Rent and Additional Rent and the date to which such Base Rent and Additional Rent have been paid; and (d) certifying that (1) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Lease); (2) Landlord is not in breach of this Lease (or, if so, a description of each such breach) and that no event, omission or condition has occurred which would result, with the giving of notice or the passage of time, in a breach of this Lease by Landlord; (3) this Lease represents the entire agreement between the parties with respect to the Premises; (4) all required contributions by Landlord to Tenant on account of Tenant Improvements have been received; (5) on the date of execution, there exist no defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (6) no Base Rent, Additional Rent or other sums payable under this Lease have been paid in advance except for Base Rent and Additional Rent for the then current month; (7) no security has been deposited with Landlord (or, if so, the amount of such security); (8) it is intended that any Tenant's statement may be relied upon by a prospective purchaser or mortgagee of Landlord's interest or an assignee of any such mortgagee; and (9) such other information as may be reasonably requested by Landlord. If Tenant fails to respond within five (5) Business Days of its receipt of a written request by Landlord as provided in this paragraph, such shall be a breach of this Lease and Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser, mortgagee or assignee.
4.18 HAZARDOUS SUBSTANCES.
     4.18.1 Tenant agrees that neither Tenant, any of Tenant's Agents nor any other person will store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Land or Building any Hazardous Substance, except for storage, handling and use of reasonable quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant's business in the Premises, provided that (a) the storage, handling and use of such permitted Hazardous Substances must at all times conform to all Governmental Requirements and to applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of Tenant's operation in the Premises and reasonable and appropriate for a first-class building of the same or similar use and in the same market area as the Building; (c) no Hazardous Substance shall be spilled or disposed of on, in, under or around the Land or Building or otherwise discharged from the Premises or any area adjacent to the Land or Building; and (d) in no event will Tenant be permitted to store, handle or use on, in, under or around the Premises any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the Land or Building, unless: (1) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord; (2) Tenant has agreed in writing to pay any rate increase related to each such Hazardous Substance; and (3) Landlord has approved in writing each such Hazardous Substance, which approval shall be subject to Landlord's discretion.
     4.18.2 Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of any breach of any provision of this paragraph, which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants' fees. Tenant agrees that Landlord may be irreparably harmed by Tenant's breach of this paragraph and that a specific performance action may appropriately be brought by Landlord; provided that. Landlord's election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord's other remedies against Tenant.
     4.18.3 As of the execution date of this Lease, Tenant represents and warrants to Landlord that, except as otherwise disclosed by Tenant to Landlord, Tenant has no intent to bring any Hazardous Substances on, in or under the Premises except for the type and quantities authorized in the first paragraph of the paragraph captioned "Hazardous Substances."
4.19 ACCESSLAWS
     4.19.1 Landlord represents and warrants to Tenant that, to Landlord's actual knowledge, as of the Commencement Date, the Building and the Premises are in compliance with the Access Laws.
     4.19.2 Tenant agrees to notify Landlord immediately if Tenant receives notification or otherwise becomes aware of: (a) any condition or situation on, in, under or around the Land or Building which may constitute a violation of any Access Laws or (b) any threatened or actual lien, action or notice that the Land or Building is not in compliance with any Access Laws. If Tenant is responsible for such condition, situation, lien, action or notice under this paragraph, Tenant's notice to Landlord shall include a statement as to the actions Tenant proposes to take in response to such condition, situation, lien, action or notice.
     4.19.3 Tenant shall not alter or permit any assignee or subtenant or any other person to alter the Premises in any manner which would violate any Access Laws or increase Landlord's responsibilities for compliance with Access Laws, without the prior approval of the Landlord. In connection with any such approval, Landlord may require a certificate of compliance with Access Laws from an architect, engineer or other person acceptable to Landlord. Tenant agrees to pay the reasonable fees incurred by such architect, engineer or other third party in connection with the issuance of such certificate of compliance. Landlord's consent to any proposed Tenant Alteration shall (a) not relieve Tenant of its obligations or indemnities contained in this paragraph or this Lease or (b) be construed as a warranty that such proposed alteration complies with any Access Law.
     4.19.4 Tenant shall be solely responsible for all costs and expenses relating to or incurred in connection with: (a) failure of the Premises to comply with the Access Laws; and (b) bringing the Building and the common areas of the Building into compliance with Access Laws, if and to the extent such noncompliance arises out of or relates to: (1) Tenant's use of the Premises, including the hiring of employees; or (2) any Tenant Alterations to the Premises.
     4.19.5 Landlord shall be responsible for all costs and expenses relating to or incurred in connection with bringing the common areas of the Building into compliance with Access Laws, unless such costs and expenses are Tenant's responsibility as provided in the preceding subparagraph. Any cost or expense paid or incurred by Landlord to bring the Premises or common areas of the Building into compliance with Access Laws which is not Tenant's responsibility under the preceding subparagraphs shall be amortized over the useful economic life of the improvements (not to exceed ten (10) years) using an amortization rate of twelve percent (12%) per annum, and shall be an Operating Cost for purposes of this Lease.
     4.19.6 Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of or relating to any failure of Tenant or Tenant's Agents to comply with Tenant's obligations under this paragraph.
     4.19.7 The provisions of this paragraph shall supersede any other provisions in this Lease regarding Access Laws, to the extent inconsistent with the provisions of any other paragraphs.

4.20 QUIET ENIOVMENT. Landlord covenants that Tenant, upon paying Base Rent, Additional Rent and all other sums payable under this Lease and performing all covenants and conditions required of Tenant under this Lease shall and may peacefully have, hold and enjoy the Premises without hindrance or molestation by Landlord.
4.21 SIGNS. At Tenant's request, Landlord shall provide Tenant with suite identity and directory signage at Tenant's sole cost and expense. Tenant shall not have the right to create and install any signs on the Building's exterior.
4.22 SUBORDINATION Tenant subordinates this Lease and all rights of Tenant under this Lease to any mortgage, deed of trust, ground lease or vendor's lien, or similar instrument which may from time to time be placed upon the Premises (and all renewals, modifications, replacements and extensions of such encumbrances), and each such mortgage, deed of trust, ground lease or lien or other instrument shall be superior to and prior to this Lease; provided that. Landlord provides Tenant with a commercially reasonable nondisturbance agreement on the standard form of the applicable lender or ground lessor. Notwithstanding the foregoing, the holder or beneficiary of such mortgage, deed of trust, ground lease, vendor's lien or similar instrument shall have the right to subordinate or cause to be subordinated any such mortgage, deed of trust, ground lease, vendor's lien or similar instrument to this Lease. Tenant further covenants and agrees that if the lender or ground lessor acquires the Premises as a purchaser at any foreclosure sale or otherwise, Tenant shall recognize and attorn to such party as landlord under this Lease, and shall make all payments required hereunderto such new landlord without deduction or set-off and, upon the request of such purchaser or other successor, execute, deliver and acknowledge documents confirming such attomment. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed.
4.23 BROKERS. Each party to this Lease shall indemnify, defend and hold harmless the other party from and against any and all Claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this Lease.
4.24 EXCULPATION AND LIMITATION OF LIABILITY. Landlord has executed this Lease by its authorized signatory signing solely in a representative capacity. Notwithstanding anything contained in this Lease to the contrary, Tenant confirms that the covenants of Landlord are made and intended, not as personal covenants of the authorized signatory, or for the purpose of binding the authorized signatory personally, but solely in the exercise of the representative powers conferred upon the authorized signatory by its principal. Liability with respect to the entry and performance of this Lease by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against the Landlord's estate and interest in the Building. Neither Landlord nor any of Landlord's Agents shall have any personal liability in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Further, in no event whatsoever shall any Landlord's Agent have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.
4.25 MECHANIC'S LIENS AND TENANT'S PERSONAL PROPERTY TAXES.
     4.25.1 Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable under this Lease for any Claims in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises and Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims arising out of any such asserted Claims. Tenant agrees to give Landlord immediate written notice of any such Claim.
     4.25.2 Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay them or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, Tenant shall reimburse Landlord for the sums so paid by Landlord, upon demand by Landlord.

                        SECTION 5: DEFAULT AND REMEDIES

5.1     EVENTS OF DEFAULT.
     5.1.1 The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant ("Event of Default"):
          (a) failure by Tenant to make any payment of Base Rent, Additional Rent or any other sum payable by Tenant under this Lease within three (3) Business Days after its due date;
          (b) failure by Tenant to observe or perform any covenant or condition of this Lease, other than the making of payments, where such failure shall continue for a period of ten (10) Business Days after written notice from Landlord;
          (c) (1) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (2) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the same is dismissed within twenty (20) Business Days; (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease; (4) any execution, levy, attachment or other process of law against any property of Tenant or Tenant's interest in this Lease, unless the same is dismissed within twenty (20) Business Days; (5) adjudication that Tenant is bankrupt; (6) the making by Tenant of a transfer in fraud of creditors; or
     (7) the failure of Tenant to generally pay its debts as they become due; or
          (d) any information furnished by or on behalf of Tenant to Landlord in connection with the entry of this Lease is determined to have been materially false, misleading or incomplete when made.

     5.1.2 Tenant shall notify Landlord promptly of any Event of Default or any facts, conditions or events which, with the giving of notice or passage of time or both, would constitute an Event of Default.
     5.1.3 If a petition in bankruptcy is filed by or against Tenant, and if this Lease is treated as an "unexpired lease" under applicable bankruptcy law in such proceeding, then Tenant agrees that Tenant shall not attempt nor cause any trustee to attempt to extend the applicable time period within which this Lease must be assumed or rejected.
5.2 REMEDIES. If any Event of Default occurs, Landlord may at any time after such occurrence, with or without notice or demand except as stated in this paragraph, and without limiting Landlord in the exercise of any right or remedy at law which Landlord may have by reason of such Event of Default, exercise the rights and remedies, either singularly or in combination, as are specified or described in the subparagraphs of this paragraph.
     5.2.1 Landlord may terminate this Lease and all rights of Tenant under this Lease either immediately or at some later date by giving Tenant written notice that this Lease is terminated. If Landlord so terminates this Lease, then Landlord may recover from Tenant the sum of:
          (a) the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination;
          (b) interest at the Default Rate on the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination; plus
          (c) the amount by which the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided and interest on such excess at the Default Rate; plus
          (d) the amount by which the aggregate of the unpaid Base Rent, Additional Rent and all other sums payable under this Lease for the balance of the Lease Term after the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided and interest on such excess at the Default Rate; plus
          (e) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result from such failure, including, leasing commissions, tenant improvement costs, renovation costs and advertising costs; plus
          (f) all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
     5.2.2 Landlord shall also have the right with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Landlord may cause property so removed from the Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant
     5 2.3 If Tenant vacates, abandons or surrenders the Premises without Landlord's consent, or if Landlord re-enters the Premises as provided in subparagraph 5.2.2 or takes possession of the Premises pursuant to legal proceedings or through any notice procedure provided by law, then, if Landlord does not elect to terminate this Lease, Landlord may, from time to time, without terminating this Lease, either (a) recover all Base Rent, Additional Rent and all other sums payable under this Lease as they become due or (b) relet the Premises or any part of the Premises on behalf of Tenant for such term or terms, at such rent or rents and pursuant to such other provisions as Landlord, in its sole discretion, may deem advisable, all with the right, at Tenant's cost, to make alterations and repairs to the Premises and recover any deficiency from Tenant as set forth in subparagraph 5.2.5.
     5.2.4 None of the following remedial actions, singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated: an act by Landlord to maintain or preserve the Premises; any efforts by Landlord to relet the Premises; any repairs or alterations made by Landlord to the Premises; re-entry, repossession or reletting of the Premises by Landlord pursuant to this paragraph; or the appointment of a receiver, upon the initiative of Landlord, to protect Landlord's interest under this Lease. If Landlord takes any of the foregoing remedial action without terminating this Lease, Landlord may nevertheless at any time after taking any such remedial action terminate this Lease by written notice to Tenant.
     5.2.5 If Landlord relets the Premises, Landlord shall apply the revenue from such reletting as follows: first, to the payment of any indebtedness of Tenant to Landlord other than Base Rent, Additional Rent or any other sums payable by Tenant under this Lease; second, to the payment of any cost of reletting (including finders' fees and leasing commissions); third, to the payment of the cost of any alterations, improvements, maintenance and repairs to the Premises; and fourth, to the payment of Base Rent, Additional Rent and other sums due and payable and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future Base Rent, Additional Rent and other sums payable under this Lease as the same become due, and shall deliver the eventual balance, if any, to Tenant. Should revenue from letting during any month, after application pursuant to the foregoing provisions, be less than the sum of the Base Rent, Additional Rent and other sums payable under this Lease and Landlord's expenditures for the Premises during such month, Tenant shall be obligated to pay such deficiency to Landlord as and when such deficiency arises.
     5.2.6 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Base Rent, Additional Rent or other sum payable under this Lease or of any damages accruing to Landlord by reason of the violation of any of the covenants or conditions contained in this Lease.

5.3 RIGHT TO PERFORM If Tenant shall fail to pay any sum of money, other than Base Rent or Additional Rent, required to be paid by it under this Lease or shall fail to perform any other act on its part to be performed under this Lease, and such failure shall continue for ten (10) Business Days after notice of such failure by Landlord, or such shorter time if reasonable under the circumstances, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this paragraph as in the case of default by Tenant in the payment of Base Rent.
5.4 LANDLORD'S DEFAULT. In the event that Landlord defaults under or breaches this Lease, Tenant shall notify Landlord of such default or breach in writing, and Tenant shall not exercise any right or remedy which Tenant may have under this Lease or at law if Landlord commences to cure such default or breach within twenty (20) Business Days after receipt of Tenant's notice and thereafter diligently prosecutes the cure to completion.

                      SECTION 6: MISCELLANEOUS PROVISIONS

6.1 NOTICES. Any notice, request or written communication required or permitted to be delivered under this Lease shall be: (a) in writing; (b) transmitted by personal delivery. express or courier service, United States Postal Service in the manner described below, or electronic means of transmitting written material; and (c) deemed to be delivered on the earlier of the date received or four (4) Business Days after having been deposited in the United States Postal Service, postage prepaid. Such writings shall be addressed to Landlord or Tenant, as the case may be, at the respective designated addresses set forth opposite their signatures, or at such other address(es) as they may, after the execution date of this Lease, specify by written notice delivered in accordance with this paragraph, with copies to the persons at the addresses, if any, designated opposite each party's signature. Those notices which contain a notice of breach or default or a demand for performance may be sent by any of the methods described in clause (b) above, but if transmitted by personal delivery or electronic means, shall also be sent concurrently by certified or registered mail, return receipt requested.
6.2 ATTORNEY'S FEES AND EXPENSES. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of Base Rent, Additional Rent or any other sums payable under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord or the eviction of Tenant during the Lease Term or after the expiration or earlier termination of this Lease, the substantially prevailing party shall be entitled to a reasonable sum for attorney's and paralegal's fees, expenses and court costs, including those relating to any appeal.
6.3 NO ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of an amount less than the Base Rent or Additional Rent or any other sum due and payable under this Lease shall be deemed to be other than a payment on account of the Base Rent, Additional Rent or other such sum, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, nor preclude Landlord's right to recover the balance of any amount payable or Landlord's right to pursue any other remedy provided in this Lease or at law.
6.4 SUCCESSORS: JOINT AND SEVERAL LIABILITY. Except as provided in the paragraph captioned "Exculpation and Limitation of Liability" and subject to the paragraph captioned "Assignment and Subletting bv Landlord", all of the covenants and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns. In the event that more than one person, partnership, company, corporation or other entity is included in the term "Tenant", then each such person, partnership, company, corporation or other entity shall be jointly and severally liable for all obligations of Tenant under this Lease.
6.5 CHOICE OF LAW. This Lease shall be construed and governed by the laws of the state in which the Land is located. Tenant consents to Landlord's choice of venue for any legal proceeding brought by Landlord or Tenant to enforce the terms of this Lease.
6.6 NO WAIVER OF REMEDIES. The waiver by Landlord of any covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of such covenant or condition nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the rights of Landlord to insist on the strict performance by Tenant of all of the covenants and conditions of this Lease. No act or thing done by Landlord or Landlord's Agents during the Lease Term shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. The mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy it might have, either under this Lease or at law, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease or in any of the rules or regulations attached to this Lease or later adopted by Landlord, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Base Rent, Additional Rent or any other sum payable under this Lease with knowledge of a breach of any covenant or condition in this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the rules and regulations attached to this Lease or later adopted, against Tenant or any other tenant in the Building, shall not be deemed a waiver. Any waiver by Landlord must be in writing and signed by Landlord to be effective.
6.7 OFFER TO LEASE. The submission of this Lease to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.
6.8 FORCE MAIEURE. In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act or obligation required under this contract by reason or acts of God. strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or utilities, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, Governmental requirements (including mandated changes in the Plans and Specifications or the Tenant improvements resulting from changes in pertinent Governmental Requirements or interpretations thereof), riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, acts or omissions of others, including the other party, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, Landlord or Tenant, as applicable, then performance of such act or obligation shall be excused for the period of the delay and the period for the performance of any such act or obligation shall be extended for the period equivalent to the period of such delay.
6.9 SEVERABILITV: CAPTIONS. If any clause or provision of this Lease is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Lease shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this Lease are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.
6.10 INTERPRETATION. Whenever a provision of this Lease uses the term (a) "include" or "including", that term shall not be limiting but shall be construed as illustrative, (b) "covenant", that term shall include any covenant, agreement, term or provision, (c) "at law", that term shall mean at law or in equity, or both, and (d) "day", that uncapitalized word shall mean a calendar day. This Lease shall be given a fair and reasonable interpretation of the words contained in it without any weight being given to whether a provision was drafted by one party or its counsel.
6.11 INCORPORATION OF PRIOR AGREEMENT: AMENDMENTS. This Lease contains all of the agreements of the parties to this Lease with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties to this Lease or their respective successors in interest.
6.12 AUTHORITY. If Tenant is a partnership, company, corporation or other entity, each individual executing this Lease on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this Lease and that all partnership, company, corporation or other entity actions and consents required for execution of this Lease have been given, granted or obtained. If Tenant is a partnership, company, corporation or other business organization, it shall, within ten (10) Business Days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Lease and the authority of the person executing this Lease on its behalf.
6.13 TIME OF ESSENCE. Time is of the essence with respect to the performance of every covenant and condition of this Lease.
6.14 SURVIVAL OF OBLIGATIONS. Notwithstanding anything contained in this Lease to the contrary or the expiration or earlier termination of this Lease, any and all obligations of either party accruing prior to the expiration or termination of this Lease shall survive the expiration or earlier termination of this Lease, and either party shall promptly perform all such obligations whether or not this Lease has expired or terminated. Such obligations shall include any and all indemnity obligations set forth in this Lease.
6.15 LANDLORD'S AUTHORIZED AGENTS. Notwithstanding anything contained in the Lease to the contrary, including without limitation, the definition of Landlord's Agents, Riggs Bank N A (the trustee of Landlord) and Kennedy Associates Real Estate Counsel, Inc. (the authorized signatory of Landlord) are the only entities authorized to amend, renew or terminate this Lease, or to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner with respect to this Lease. Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate this Lease or to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner.
6.16 WAIVER OF JURY TRIAL. Landlord and Tenant agree to waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter arising out of or relating in any way to this Lease.


     IN WITNESS WHEREOF, this Lease has been executed the day and year first above set forth.


Designated Address for Landlord:        LANDLORD:
-------------------------------         ---------
c/o Kennedy Associates Real Estate      MULTI-EMPLOYER PROPERTY TRUST, a trust
Counsel, Inc.                           organized under 12 C.F.R. Section 9.18
Attn: Senior Vice President - Asset
     Management
1215 Fourth Avenue, Suite 2400          By: Kennedy Associates Real Estate
Seattle, WA 98161                         Counsel, Inc., Authorized Signatory
Facsimile: 206-682-4769                   /s/ Scott M. Matthews
                                          ---------------------
and to:                                   Scott M. Matthews, Vice President
------

Multi-Employer Property Trust
c/o Riggs Bank N.A.
Attn: Senior Vice President/MEPT
or Patrick O. Mayberry
808-17th Street NW, 7th Floor
Washington, D.C. 20006-3944
Facsimile: 202-835-6887

with a copy to Manager at:
-------------------------

Trammell Crow Company
Attn: Property Manager
2850 E. Camelback, Suite 270
Phoenix, AZ 85016-4311
Telephone: 602-222-4000
Facsimile: 602-285-3141

Designated Address for Tenant:       TENANT:
-----------------------------        ------
DynaSig Corporation                  DYNASIG CORPORATION, an Arizona corporation
14647 S. 50th St., Suite 130         /s/ Richard Kim
Phoenix, AZ 85044                    ---------------
Facsimile:       480-759-9401        Richard Kim, President

                            LANDLORD ACKNOWLEDGEMENT
STATE OF WASHINGTON       )
                          )ss.
COUNTY OF KING            )

     On this 19thday of January, 2005, before me personally appeared Scott Matthews to me known to be a Vice President of Kennedy Associates Real Estate Counsel, Inc., the Authorized Signatory for the Multi-Employer Property Trust, the trust that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Trust for the uses and purposes therein mentioned, and on oath stated that hewas authorized to execute said instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Janette K. Todd
-------------------
Name: Janette K. Todd
NOTARY PUBLIC in and for the State of Washington,
residing at Bellevue, WA. My appointment
expires: July 10, 2008.
[NOTARIAL SEAL]

                             TENANT ACKNOWLEDGEMENT
STATE OF             )
                     )SS.
COUNTY OF            )
     On this 17th day of January, 2005, before me, a Notary Public in and for the State of Arizona personally appeared Richard Kim, the President of DynaSig Corporation, the Arizona corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that s/he/they was/were authorized to execute said instrument.

     WITNESS my hand and official seal hereto affixed the day and year first as above written.

/s/Michael S. Williams
----------------------
Name: Michael S. Williams
NOTARY PUBLIC in and for the State of Arizona,
residing at Maricopa County. My appointment
expires: March 12, 2008.

                               EXHIBIT A TO LEASE
                            LEGAL DESCRIPTION OF LAND
                            -------------------------

PARCEL NO. 1:
-------------
Lots 5 to 10 inclusive, of AGAVE CENTER, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, recorded in Book 498 of Maps, Page 9.

PARCEL NO. 2:
-------------
A non-exclusive easement for vehicular and pedestrian ingress, egress and access over the Easterly 30 feet of Lot 11, of AGAVE CENTER, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, recorded in Book 498 of Maps, Page 9, as more fully described in Reciprocal Easement Agreement dated April 2,1999, recorded April 2,1999 as Instrument No. 99-0318689, of Official Records and re-recorded April 13, 1999 as Instrument No. 99-0348350, of Official Records for the use and benefit of Lot 10.

PARCEL NO. 3:
-------------
An easement for public utilities, drainage and sewer as dedicated on the plat of AGAVE CENTER, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, recorded in Book 498 of Maps, Page 9 and as set forth in Article 6.5 of the Declaration of Covenants, Conditions and Restrictions recorded April 2, 1999 as Instrument No. 99-0318688, of Official Records and re-recorded April 13, 1999 as Instrument No. 99-0348349, of Official Records.

PARCEL NO. 4:
-------------
A perpetual, non-exclusive easement for the discharge and drainage of all storm water, surface water and other naturally occurring water flow from Lots 5 through 10, of AGAVE CENTER, according to the plat of record recorded on April 2, 1999 in Book 498 of Maps, Page 9, Official Records of Maricopa County, Arizona, on, under and over Lot 13, of AGAVE CENTER, according to the plat of record recorded April 2, 1999 in Book 498 of Maps, Page 9, Official Records of Maricopa County, Arizona, as more fully described in the Special Warranty Deed and Reservation of Easement recorded of even date herewith.
TOGETHER WITH and subject to those rights, mutually beneficial covenants, conditions, restrictions, standards, limitations, prohibitions, easements, charges and liens as created by and set forth in the Declaration of Covenants, Conditions and Restrictions recorded April 2,1999 as Instrument No. 99-0318688, of Official Records and re-recorded April 13, 1999 as Instrument No. 99-0348349, of Official Records of Maricopa County, Arizona.

     EXHIBITS TO LEASE
DRAWING SHOWING LOCATION OF THE PREMISES
----------------------------------------
                               [GRAPHIC OMITED]


AGAVE CORPORATE CENTER
CENT I
1711 W. GREENTREE
TEMPE, ARIZONA
VICINITY MAP

K&L
ARCHITECTS & INTERIORS, LLC
1850 N. CENTRAL AVE.  PHOENIX,  AZ.  55004
PH: 602-252-52O2
FAX: 602-252-5203

Trammell Crow Company
2850 E.  CAMELBACK RD,  SUITE 270
PHOENIX, ARIZONA  85O16-4311
602-235-3106
602-285-3141  FAX.

                               EXHIBIT C TO LEASE
                    FORM OF MEMORANDUM OF COMMENCEMENT DATE
                    ---------------------------------------
     THE MULTI-EMPLOYER PROPERTY TRUST, A TRUST ORGANIZED UNDER 12 C.F.R.
SECTION 9.18, AS LANDLORD, AND DYNASIG CORPORATION, AN ARIZONA CORPORATION, AS TENANT, EXECUTED THAT CERTAIN LEASE DATED AS OF ______________________ 2005 (THE "LEASE").
     THE LEASE CONTEMPLATES THAT UPON SATISFACTION OF CERTAIN CONDITIONS LANDLORD AND TENANT WILL AGREE AND STIPULATE AS TO CERTAIN PROVISIONS OF THE LEASE. ALL SUCH CONDITIONS PRECEDENT TO THAT STIPULATION HAVE BEEN SATISFIED.

     LANDLORD AND TENANT AGREE AS FOLLOWS:
     1. THE COMMENCEMENT DATE OF THE LEASE IS ___ .
     2. THE TERMINATION DATE OF THE LEASE IS ___.
     3. THE PREMISES CONSIST OF ___RENTABLE SQUARE FEET.
     4. BASE RENT IS AS FOLLOWS:
     ---______________ THROUGH________________; $__________PER MONTH
     ---______________ THROUGH________________; $__________PER MONTH
     ---______________ THROUGH________________; $__________PER MONTH
     5. TENANT'S PRO RATA SHARE IS_________ PERCENT (______%)
     6. THE LEASE IS IN FULL FORCE AND EFFECT AS OF THE DATE HEREOF, LANDLORD HAS FULFILLED ALL OF ITS OBLIGATIONS UNDER THE LEASE REQUIRED TO BE FULFILLED BY LANDLORD ON OR PRIOR TO SUCH DATE, AND TENANT HAS NO RIGHT OF SET-OFF AGAINST ANY RENTALS.

     IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS MEMORANDUM TO BE DULY EXECUTED AS OF _________ 2005.

LANDLORD:                                TENANT:
--------                                 ------
MULTI-EMPLOYER PROPERTY TRUST,           DynaSig Corporation, an Arizona
A TRUST ORGANIZED UNDER 12 C.F.R.            corporation
 SECTION 9.18

BY: KENNEDY ASSOCIATES REAL ESTATE       /s/Richard Kim
   COUNSEL, INC., THE AUTHORIZED         Richard Kim, President
   SIGNATORY

EX. C
1

                              EXHIBIT C-1 to Lease
                              --------------------
                      TENANT IMPROVEMENT BUILDING STANDARDS
                      -------------------------------------

AGAVE CORPORATE CENTER (AGAVE II - TENANT IMPROVEMENT STANDARDS 8/21/00
-----------------------------------------------------------------------

DEMISING PARTITION - BOTTOM OF DECK ABOVE +/-14'-0"
---------------------------------------------------
STUD:     3-5/8" METAL STUD, 22 GA., @ 24" O.C.
DRYWALL:     5/8" GYP. BD. EACH SIDE
INSULATION:     R-11 BATT INSULATION IN WALL
FINISH:     TAPED, BEDDED AND LIGHT KNOCK DOWN

CORRIDOR PARTITION - BOTTOM OF DECK ABOVE +/-14'-0" F OR TUNNEL ON2NDFLOOR)
---------------------------------------------------------------------------
STUD:     3-5/8" METAL STUD, 22 GA., @ 24" O.C.
DRYWALL:     5/8" TYPE "X" BOTH SIDES
INSULATION:     R-L 1 BATT INSULATION
FINISH:     TAPED, BEDDED AND FINISHED SMOOTH
BASE:     CORRIDOR SIDE 4" CARPET BASE - TO MATCH CORRIDOR CARPET

TENANT PARTITION - BOTTOM OF CEILING 9'-0"
------------------------------------------
STUD:     2-1/2" METAL STUD, 25 GA.,@ 24" O.C.
DRYWALL:     5/8" GYP. BD. EACH SIDE
INSULATION:     NONE
FINISH:     TAPED, BEDDED AND FINISHED SMOOTH

SUITE ENTRANCE DOOR:
--------------------
SIZE: WOOD: FINISH: HARDWARE:
HINGE: DOORSTOP: DOOR SILENCERS: CLOSER: KEYING:
3'-0"X 8'-0 "XL-3/4" THICK FULL HEIGHT SINGLE SLAB DOOR - 20 MIN. RATED
FLUSH MAPLE VENEER
CLEAR SATIN
BEST '9K' SERIES, # 626 SATIN CHROMIUM PLATED, #14 LEVER,
93K7( )14KS3-78-626
FOUR (4) 4-1/2" BALL BEARING HINGES PER DOOR; FINISH TO MATCH
HARDWARE DOOR STOPS BY TRIMCO 1210; FINISH TO MATCH HARDWARE; WALL
MOUNTED OR FLOOR MOUNTED DEPENDING UPON APPLICATION.
GREY RUBBER TYPE BY QUALITY; INSTALL LATCH SIDE OF DOOR; FOUR
     (4) PER DOOR WITH SMOKE SEAL NORTON 8300 SERIES OR YALE 3300 SERIES; FINISH SIMILAR TO OTHER HARDWARE FINISH KEY PER MASTER KEY OF BUILDING AND SUPPLY TEN
(10) SPECIFIC KEYS

SUITE ENTRANCE DOOR FRAME:
--------------------------
FRAME MATERIAL:     WESTERN INTEGRATED MATERIALS - 20-MIN RATED
FRAME FINISH:     CLEAR SATIN

SUITE ENTRANCE SIDELITE:
------------------------
SIZE:     18"XDOORHT.
FRAME MATERIAL:     WESTERN INTEGRATED MATERIALS -20-MIN RATED
FRAME FINISH:     CLEAR SATIN
GLAZING:     1/4" CLEAR TEMPERED W/SPRINKLER WASH EA. SIDE

INTERIOR DOORS:
---------------
SIZE: WOOD: FINISH: HARDWARE:
HINGE: DOORSTOP: DOOR SILENCERS:

INTERIOR DOOR FRAME:
--------------------
FRAME MATERIAL: FRAME-FINISH:
3'-0" X 8'-0" X 1-3/4" THICK FULL HEIGHT SINGLE SLAB DOOR SOLID CORE FLUSH MAPLE VENEER
CLEAR SATIN
BEST '9K* SERIES, # 626 SATIN CHROMIUM PLATED, #14 LEVER,
93K7( )14KS3-78-626
FOUR (4) 4-1/2" BALL BEARING HINGES PER DOOR; FINISH TO MATCH
HARDWARE
DOOR STOPS BY TRIMCO 1210; FINISH TO MATCH HARDWARE; WALL MOUNTED OR FLOOR MOUNTED DEPENDING UPON APPLICATION
GREY RUBBER TYPE BY QUALITY; INSTALL LATCH SIDE OF DOOR UNIT WESTERN INTEGRATED MATERIALS CLEAR SATIN

INTERIOR DOOR SIDELITE:
----------------------
SIZE:
FRAME MATERIAL: FRAME FINISH: GLAZING:
18"WXDOORHT.
            WESTERN INTEGRATED MATERIALS
CLEAR SATIN
1/4" CLEAR TEMPERED

MANUFACTURER: MATERIALS:
CUSTOM / EURO STYLE 1.
1.     PLASTIC LAMINATE (FORMICA STANDARD COLORS) ON EXPOSED
SURFACES
2.     WHITE MELAMINE INTERIOR

HARDWARE:
DOORS: HANDLES:
CONCEALED EURO STYLE WIRE PULLS, SATIN CHROME

SIZE:
BASE CABINETS:     24" DEEP, 36" HIGH
UPPER CABINETS:     12" DEEP, 30" HIGH
CONFIGURATION:     1. KITCHEN BASE CABS W/ DOORS AND ONE (1) ROW OF DRAWERS AT
TOP;
ONE (1) ADJUSTABLE SHELF
2.     ALL OTHER BASE CABS W/ DOORS ONLY; ONE (1) ADJUSTABLE SHELF
3.     UPPER DOORS WITH TWO (2) ADJUSTABLE SHELVES
4.12 X 12 STAINLESS STEEL SINK, SELF RIMMING - GOOSENECK FAUCET, FLIP HANDLES, INSTA-HOT UNDER SINK 277V

VINYL COMPOSITE TILE:
---------------------
MANUFACTURER:     ARMSTRONG
STYLE:     STANDARD 12" X 12" X 1/8", IMPERIAL TEXTURE, STANDARD EXCELON
COLOR:     SELECTED BY TENANT

CARPET:
-------
TYPE: STYLE: COLOR: ALLOWANCE:
BASE:
-----
MANUFACTURER: ROPPE
STYLE:
COLOR:
PAINT:
------
MANUFACTURER:
FINISH:
COLOR:
COVERAGE:
STOCK:
DIRECT GLUE DOWN 30 OZ CUT PILE OR 26 OZ LOOP AS SELECTED BY TENANT AS SELECTED BY TENANT S13/SY INSTALLED
4" COVED
AS SELECTED BY TENANT
DUNN EDWARDS
EGGSHELL FINISH
AS SELECTED BY TENANT
ONE (1) BASE COAT AND ONE (1) FINISH COAT, MINIMUM
ONE (1) GAL. OF EACH COLOR CLEARLY MARKED FOR TENANT

WINDOW TREATMENT:
-----------------
STYLE:  COLOR:  LOCATION:
CEILINGS:
---------
MANUFACTURER:
HEIGHT:
GRID COMPONENTS:
ACOUSTICAL TILE:
COLOR:
HVAC:
-----
GENERAL:
DIFFUSERS: CONTROLS:
1" MINI BLINDS
MATT BRUSHED ALUMINUM
ALL PERIMETER GLASS
USG
9'-0"
PRELUDE15/16", LASER LEVELED, EXPOSED TEE
24"X24"X5/8 , OLYMPIA MICRO, ANGLED TEGULAR
WHITE (WH)
AIR DISTRIBUTION, BASIC T-STAT INSTALLATION, SECONDARY AND FLEX
DUCT PROVIDED WITH TENANT IMPROVEMENT
SUPPLY AIR:     TITUS TMSA     24X24    WHITE
RETURN AIR:     TITUS PAR     24X24    WHITE    W/SOUND BOOT
EMS/AFTER HOUR CONTROL OPTIONAL AT TENANTS EXPENSE

LIGHT FIXTURES:
---------------
MANUFACTURER:
MODEL:
SIZE:
LENS TYPE:
NUMBER OF LAMPS:
COLUMBIA
P4D24-332G-MA3653EBB277-F0735-C388
2X4
18 CELL PARABOLIC 3" DEEP
THREE (3)
LAMP TYPE:     4' ,T8,32 WATT
VOLTAGE:     277 VOLT
BALLAST:     ELECTRONIC
ALLOWANCE:     1/80 SF
MANUFACTURER:     PRESCOLITE
MODEL:     CFRBIBUEB-ST492A
SIZE:     8" RECESSED CAN LIGHT
LENS TYPE:     WHITE BAFFLE W/ UPPER REFLECTOR
NUMBER OF LAMPS:     TWO (2)
LAMP TYPE:     18WPL
VOLTAGE:     120/277 VOLT
ALLOWANCE:     2/1000 SF OF TENANT SPACE

TELEPHONE/DATA SYSTEM:
----------------------
MOUNTING BOARD:     4'-0" X 4'-0" PAINTED PLYWOOD MOUNTING BOARD IN TENANT
DEMISED
SPACE, WITH 3/4" CONDUIT TO BUILDING TELEPHONE ROOM; PLASTER
     RING WITH PULL STRING FROM WALL TO PLENUM
CABLING:     ALL CABLING BY TENANT; CABLING MUST BE PLENUM RATED AND
     INSTALLATION APPROVED BY LANDLORD
OUTLETS:     BLDG. STD. ROUGH-IN BOX W/MUDRING AND PULLSTRING MOUNTED AT
18"AFF.  ALLOWANCE 1/150 SF.

ELECTRICAL;
-----------
LIGHT SWITCHES:
MANUF/MODEL:     HUBBELL CRS AMP 20
TYPE:     TOGGEL
COLOR:     WHITE
D
UPLEX ELECTRICAL OUTLET;
-------------------------
MANUF/MODEL:     HUBBELL CR AMP 20
COLOR:     WHITE
HEIGHT:     15" A.F.F. TO CENTER OF BOX
ALLOWANCE:     1/75 SF

SPRINKLER HEADS;
----------------
SPRINKLER SYSTEM:     MODIFY SYSTEM AS REQUIRED BY CODE
MOUNTING:     CENTER OF TILE UNLESS NOTED OTHERWISE
TYPE OF HEAD:     GEM UNI A BRZ SSU
SPECIALTY HEADS:     AVAILABLE AT TENANTS EXPENSE
PIPING:     SCHEDULE 40, BLACK IRON NFPA 13

EXIT SIGN;     PROVIDED AS REQUIRED BY CODE
----------
MANUFACTURER:     PRESCOLITE
MODEL:     EDC-1R-EN-B/BA, W/BATTERY BACKUP
VOLTAGE:     277

EMERGENCY LIGHTING;    PROVIDED AS REQUIRED BY CODE
-------------------
MANUFACTURER:     COLUMBIA
MODEL:     P4D24-332G-MA3653EB8277-P0735-C388-B5C
VOLTAGE:     277 V
     EMERGENCY BALLAST AND BATTERY PACK TO BE PROVIDED FOR EMERGENCY LIGHTING OF ONE BULB PER FIXTURE AS REQUIRED BY CODE.

SIGNAGE;     PROVIDE ONE EA. BUILDING STANDARD TENANT IDENTIFICATION/SUITE
--------
NUMBER SIGN AND DIRECTORY STRIP

                               EXHIBIT D TO LEASE
                              RULES AND REGULATIONS
                              ---------------------

     1. NO SIGN, PLACARD, PICTURE, ADVERTISEMENT, NAME OR NOTICE SHALL BE INSTALLED OR DISPLAYED ON ANY PART OF THE OUTSIDE OR INSIDE OF THE BUILDING OR LAND WITHOUT THE PRIOR WRITTEN CONSENT OF THE LANDLORD. LANDLORD SHALL HAVE THE RIGHT TO REMOVE, AT TENANT'S EXPENSE AND WITHOUT NOTICE, ANY SIGN INSTALLED OR DISPLAYED IN VIOLATION OF THIS RULE. AIL APPROVED SIGNS OR LETTERING ON DOORS AND WALLS SHALL BE PRINTED, PAINTED, AFFIXED OR INSCRIBED AT THE EXPENSE OF TENANT BY A PERSON CHOSEN BY LANDLORD.
     2. IF LANDLORD OBJECTS IN WRITING TO ANY CURTAINS, BLINDS, SHADES, SCREENS OR HANGING PLANTS OR OTHER SIMILAR OBJECTS ATTACHED TO OR USED IN CONNECTION WITH ANY WINDOW OR DOOR OF THE PREMISES, TENANT SHALL IMMEDIATELY DISCONTINUE SUCH USE. NO AWNING SHALL BE PERMITTED ON ANY PART OF THE PREMISES. TENANT SHALL NOT PLACE ANYTHING AGAINST OR NEAR GLASS PARTITIONS OR DOORS OR WINDOWS WHICH MAY APPEAR UNSIGHTLY FROM OUTSIDE THE PREMISES.
     3. TENANT SHALL NOT OBSTRUCT ANY SIDEWALK, HALLS, PASSAGES, EXITS, ENTRANCES, ELEVATORS, ESCALATORS, OR STAIRWAYS OF THE BUILDING. THE HALLS, PASSAGES, EXITS, ENTRANCES, ELEVATORS, ESCALATORS AND STAIRWAYS ARE NOT OPEN TO THE GENERAL PUBLIC. LANDLORD SHALL IN ALL CASES RETAIN THE RIGHT TO CONTROL AND PREVENT ACCESS TO SUCH AREAS OF ALL PERSONS WHOSE PRESENCE IN THE JUDGMENT OF LANDLORD WOULD BE PREJUDICIAL TO THE SAFETY, CHARACTER, REPUTATION AND INTEREST OF THE LAND, BUILDING AND THE BUILDING'S TENANTS; PROVIDED THAT, NOTHING IN THIS LEASE CONTAINED SHALL BE CONSTRUED TO PREVENT SUCH ACCESS TO PERSONS WITH WHOM ANY TENANT NORMALLY DEALS IN THE ORDINARY COURSE OF ITS BUSINESS, UNLESS SUCH PERSONS ARE ENGAGED IN ILLEGAL ACTIVITIES. TENANT SHALL NOT GO UPON THE ROOF OF THE BUILDING.
     4. THE DIRECTORY OF THE BUILDING WILL BE PROVIDED EXCLUSIVELY FOR THE DISPLAY OF THE NAME AND LOCATION OF TENANTS ONLY, AND LANDLORD RESERVES THE RIGHT TO EXCLUDE ANY OTHER NAMES THEREFROM.
     5. INTENTIONALLY DELETED.
     6. INTENTIONALLY DELETED.
     7. INTENTIONALLY DELETED.
     8. IF TENANT REQUIRES TELECOMMUNICATION SERVICES, COMPUTER CIRCUITS, BURGLAR ALARM OR SIMILAR SERVICES, IT SHALL FIRST OBTAIN, AND COMPLY WITH, LANDLORD'S INSTRUCTIONS FOR THEIR INSTALLATION, AND SHALL PAY THE ENTIRE COST OF SUCH INSTALLATION^).
     9. TENANT SHALL NOT PLACE A LOAD UPON ANY FLOOR OF THE PREMISES WHICH EXCEEDS THE LOAD PER SQUARE FOOT WHICH SUCH FLOOR WAS DESIGNED TO CARRY AND WHICH IS ALLOWED BY GOVERNMENTAL REQUIREMENTS. LANDLORD SHALL HAVE THE RIGHT TO PRESCRIBE THE WEIGHT, SIZE AND POSITION OF ALL EQUIPMENT, MATERIALS, FURNITURE OR OTHER PROPERTY BROUGHT INTO THE BUILDING. HEAVY OBJECTS SHALL, IF CONSIDERED NECESSARY BY LANDLORD, STAND ON SUCH PLATFORMS AS DETERMINED BY LANDLORD TO BE NECESSARY TO PROPERLY DISTRIBUTE THE WEIGHT. BUSINESS MACHINES AND MECHANICAL EQUIPMENT BELONGING TO TENANT, WHICH CAUSE NOISE OR VIBRATION THAT MAY BE TRANSMITTED TO THE STRUCTURE OF THE BUILDING OR TO ANY SPACE IN THE BUILDING OR TO ANY OTHER TENANT IN THE BUILDING, SHALL BE PLACED AND MAINTAINED BY TENANT, AT TENANT'S EXPENSE, ON VIBRATION ELIMINATORS OR OTHER DEVICES SUFFICIENT TO ELIMINATE NOISE OR VIBRATION. THE PERSONS EMPLOYED TO MOVE SUCH EQUIPMENT IN OR OUT OF THE BUILDING MUST BE ACCEPTABLE TO LANDLORD. LANDLORD WILL NOT BE RESPONSIBLE FOR LOSS OF, OR DAMAGE TO, ANY SUCH EQUIPMENT OR OTHER PROPERTY FROM ANY CAUSE, AND ALL DAMAGE DONE TO THE BUILDING BY MAINTAINING OR MOVING SUCH EQUIPMENT OR OTHER PROPERTY SHALL BE REPAIRED AT THE EXPENSE OF TENANT.
     10. TENANT SHALL NOT USE OR KEEP IN THE PREMISES ANY KEROSENE, GASOLINE OR INFLAMMABLE OR COMBUSTIBLE FLUID OR MATERIAL OTHER THAN THOSE LIMITED QUANTITIES PERMITTED BY THE LEASE. TENANT SHALL NOT USE OR PERMIT TO BE USED IN THE PREMISES ANY FOUL OR NOXIOUS GAS OR SUBSTANCE, OR PERMIT OR ALLOW THE PREMISES TO BE OCCUPIED OR USED IN A MANNER OFFENSIVE OR OBJECTIONABLE TO LANDLORD OR OTHER OCCUPANTS OF THE BUILDING BY REASON OF NOISE, ODORS OR VIBRATIONS NOR SHALL TENANT BRING INTO OR KEEP IN OR ABOUT THE PREMISES ANY BIRDS OR ANIMALS.
     11. TENANT SHALL NOT USE ANY METHOD OF HEATING, VENTILATING, OR AIR-CONDITIONING OTHER THAN THAT SUPPLIED BY LANDLORD.
     12. TENANT SHALL NOT WASTE ANY UTILITY PROVIDED BY LANDLORD AND AGREES TO COOPERATE FULLY WITH LANDLORD TO ASSURE THE MOST EFFECTIVE OPERATION OF THE BUILDING'S HEATING AND AIR-CONDITIONING AND TO COMPLY WITH ANY GOVERNMENTAL ENERGY-SAVING RULES, LAWS OR REGULATIONS OF WHICH TENANT HAS ACTUAL NOTICE.
     13. LANDLORD RESERVES THE RIGHT, EXERCISABLE WITHOUT NOTICE AND WITHOUT LIABILITY TO TENANT, TO CHANGE THE NAME AND STREET ADDRESS OF THE BUILDING.
     14. LANDLORD RESERVES THE RIGHT TO EXCLUDE FROM THE BUILDING BETWEEN THE HOURS OF 6 P.M. AND 7 A.M. THE FOLLOWING DAY, OR SUCH OTHER HOURS AS MAY BE ESTABLISHED FROM TIME TO TIME BY LANDLORD, AND ON SUNDAYS AND LEGAL HOLIDAYS, ANY PERSON UNLESS THAT PERSON IS KNOWN TO THE PERSON OR EMPLOYEE IN CHARGE OF THE BUILDING AND HAS A PASS OR IS PROPERTY IDENTIFIED. TENANT SHALL BE RESPONSIBLE FOR ALL PERSONS FOR WHOM IT REQUESTS PASSES AND SHALL BE LIABLE TO LANDLORD FOR ALL ACTS OF SUCH PERSONS. LANDLORD SHALL NOT BE LIABLE FOR DAMAGES FOR ANY ERROR WITH REGARD TO THE ADMISSION TO OR EXCLUSION FROM THE BUILDING OF ANY PERSON. LANDLORD RESERVES THE RIGHT TO PREVENT ACCESS TO THE BUILDING IN CASE OF INVASION, MOB, RIOT, PUBLIC EXCITEMENT OR OTHER COMMOTION BY CLOSING THE DOORS OR BY OTHER APPROPRIATE ACTION.
     15. TENANT SHALL CLOSE AND LOCK THE DOORS OF ITS PREMISES AND ENTIRELY SHUT OFF ALL WATER FAUCETS OR OTHER WATER APPARATUS, AND ELECTRICITY, GAS OR AIR OUTLETS BEFORE TENANT AND ITS EMPLOYEES LEAVE THE PREMISES. TENANT SHALL BE RESPONSIBLE FOR ANY DAMAGE OR INJURIES SUSTAINED BY OTHER TENANTS OR OCCUPANTS OF THE BUILDING OR BY LANDLORD FOR NONCOMPLIANCE WITH THIS RULE.
     16. TENANT SHALL NOT OBTAIN FOR USE ON THE PREMISES ICE, DRINKING WATER, FOOD, BEVERAGE, TOWEL OR OTHER SIMILAR SERVICES, EXCEPT AT SUCH HOURS AND UNDER SUCH REGULATIONS AS MAY BE FIXED BY LANDLORD.
     17. THE TOILET ROOMS, TOILETS, URINALS, WASH BOWLS AND OTHER APPARATUS SHALL NOT BE USED FOR ANY PURPOSE OTHER THAN THAT FOR WHICH THEY WERE CONSTRUCTED AND NO FOREIGN SUBSTANCE OF ANY KIND WHATSOEVER SHALL BE DEPOSITED IN THEM. THE EXPENSES OF ANY BREAKAGE, STOPPAGE OR DAMAGE RESULTING FROM THE VIOLATION OF THIS RULE SHALL BE BORNE BY TENANT IF IT OR ITS EMPLOYEES OR INVITEES SHALL HAVE CAUSED IT.
     18. TENANT MAY SELL, OR PERMIT THE SALE AT RETAIL, OF NEWSPAPERS, MAGAZINES, PERIODICALS, THEATER TICKETS OR OTHER GOODS OR MERCHANDISE TO THE STUDENTS, EMPLOYEES, AND/OR TENANT'S VISITORS IN THE STUDENT STORE ONLY. TENANT SHALL NOT MAKE ANY ROOM-TO-ROOM SOLICITATION OF BUSINESS FROM OTHER TENANTS IN THE BUILDING. TENANT SHALL NOT USE THE PREMISES FOR ANY BUSINESS OR ACTIVITY OTHER THAN THAT SPECIFICALLY PROVIDED FOR IN THE LEASE.
     19. TENANT SHALL NOT INSTALL ANY RADIO OR TELEVISION ANTENNA, LOUDSPEAKER OR OTHER DEVICE ON THE ROOF OR EXTERIOR WALLS OF THE BUILDING. TENANT SHALL NOT INTERFERE WITH RADIO OR TELEVISION BROADCASTING OR RECEPTION FROM OR IN THE BUILDING OR ELSEWHERE. OTHER THAN THE USUAL AND CUSTOMARY CELLULAR TELEPHONES, TENANT SHALL NOT INSTALL OR UTILIZE ANY WIRELESS TELECOMMUNICATION FACILITIES WITHIN THE PREMISES OR ON, IN, OR ABOUT THE BUILDING WITHOUT FIRST OBTAINING LANDLORD'S PRIOR WRITTEN CONSENT; EXCLUDING THE ROOFTOP EQUIPMENT THAT LANDLORD HAS APPROVED IN EXHIBIT G "ROOFTOP EQUIPMENT"), AND LANDLORD AT ITS OPTION MAY REQUIRE THE ENTRY OF A SUPPLEMENTAL AGREEMENT WITH RESPECT TO SUCH CONSTRUCTION OR INSTALLATION. TENANT SHALL COMPLY WITH ALL INSTRUCTIONS FOR INSTALLATION AND SHALL PAY OR SHALL CAUSE TO BE PAID THE ENTIRE COST OF SUCH INSTALLATIONS. APPLICATION FOR SUCH FACILITIES SHALL BE MADE IN THE SAME MANNER AND SHALL BE SUBJECT TO THE SAME REQUIREMENTS AS SPECIFIED FOR TELECOMMUNICATION SERVICES AND TELECOMMUNICATION FACILITIES IN THE PARAGRAPH OF THE LEASE ENTITLED "UTILITIES". SUPPLEMENTAL RULES AND REGULATIONS MAY BE PROMULGATED BY LANDLORD SPECIFYING THE FORM OF AND INFORMATION TO BE INCLUDED WITH THE APPLICATION AND ESTABLISHING PROCEDURES, REGULATIONS AND CONTROLS WITH RESPECT TO THE INSTALLATION AND USE OF SUCH WIRELESS TELECOMMUNICATION FACILITIES.
     20. TENANT SHALL NOT MARK, DRIVE NAILS, SCREWS OR DRILL INTO THE PARTITIONS, WOODWORK OR PLASTER OR IN ANY WAY DEFACE THE PREMISE, OTHER THAN NORMAL TENANT SIGNS, POSTERS, EDUCATION PICTURES, FRAMES, ARTWORK, PRESENTATIONS, ETC. LANDLORD RESERVES THE RIGHT TO DIRECT ELECTRICIANS AS TO WHERE AND HOW TELEPHONE AND TELEGRAPH WIRES ARE TO BE INTRODUCED TO THE PREMISES. TENANT SHALL NOT CUT OR BORE HOLES FOR WIRES. TENANT SHALL NOT AFFIX ANY FLOOR COVERING TO THE FLOOR OF THE PREMISES IN ANY MANNER EXCEPT AS APPROVED BY LANDLORD. TENANT SHALL REPAIR ANY DAMAGE RESULTING FROM NONCOMPLIANCE WITH THIS RULE.
     21. INTENTIONALLY DELETED.
     22. CANVASSING, SOLICITING AND DISTRIBUTION OF HANDBILLS OR ANY OTHER WRITTEN MATERIAL, AND PEDDLING IN THE BUILDING OR LAND ARE PROHIBITED, AND TENANT SHALL COOPERATE TO PREVENT THE SAME.
     23. LANDLORD RESERVES THE RIGHT TO EXCLUDE OR EXPEL FROM THE BUILDING AND LAND ANY PERSON WHO, IN LANDLORD'S JUDGMENT, IS INTOXICATED, UNDER THE INFLUENCE OF LIQUOR OR DRUGS OR IN VIOLATION OF ANY OF THESE RULES AND REGULATIONS.
     24. TENANT SHALL STORE ALL OF ITS TRASH AND GARBAGE WITHIN THE PREMISES. TENANT SHALL NOT PLACE IN ANY TRASH BOX OR RECEPTACLE ANY MATERIAL WHICH CANNOT BE DISPOSED OF IN THE ORDINARY AND CUSTOMARY MANNER OF TRASH AND GARBAGE DISPOSAL. ALL GARBAGE AND REFUSE DISPOSAL SHALL BE MADE IN ACCORDANCE WITH DIRECTIONS ISSUED FROM TIME TO TIME BY LANDLORD.
     25. THE PREMISES SHALL NOT BE USED FOR LODGING OR ANY IMPROPER OR IMMORAL OR OBJECTIONABLE PURPOSE. NO COOKING SHALL BE DONE OR PERMITTED BY TENANT, EXCEPT THAT USE BY TENANT OF UNDERWRITERS' LABORATORY APPROVED EQUIPMENT FOR BREWING COFFEE, TEA, HOT CHOCOLATE AND SIMILAR BEVERAGES SHALL BE PERMITTED; PROVIDED THAT, SUCH EQUIPMENT AND ITS USE IS IN ACCORDANCE WITH ALL GOVERNMENTAL REQUIREMENTS.
     26. TENANT SHALL NOT USE IN THE PREMISES OR IN THE PUBLIC HALLS OF THE BUILDING ANY HAND TRUCK EXCEPT THOSE EQUIPPED WITH RUBBER TIRES AND SIDE GUARDS OR SUCH OTHER MATERIAL-HANDLING EQUIPMENT AS LANDLORD MAY APPROVE. TENANT SHALL NOT BRING ANY OTHER VEHICLES OF ANY KIND INTO THE BUILDING.
     27. WITHOUT THE PRIOR WRITTEN CONSENT OF LANDLORD, TENANT SHALL NOT USE THE NAME OF THE BUILDING IN CONNECTION WITH OR IN PROMOTING OR ADVERTISING THE BUSINESS OF TENANT EXCEPT AS TENANT'S ADDRESS.
     28. TENANT SHALL COMPLY WITH ALL SAFETY, FIRE PROTECTION AND EVACUATION PROCEDURES AND REGULATIONS ESTABLISHED BY LANDLORD OR ANY GOVERNMENTAL AGENCY.
     29. TENANT ASSUMES ANY AND ALL RESPONSIBILITY FOR PROTECTING THE PREMISES FROM THEFT, ROBBERY AND PILFERAGE, WHICH INCLUDES KEEPING DOORS LOCKED AND OTHER MEANS OF ENTRY TO THE PREMISES CLOSED.
     30. THE REQUIREMENTS OF TENANT WILL BE ATTENDED TO ONLY UPON APPROPRIATE APPLICATION TO THE MANAGER OF THE BUILDING BY AN AUTHORIZED INDIVIDUAL. EMPLOYEES OF LANDLORD ARE NOT REQUIRED TO PERFORM ANY WORK OR DO ANYTHING OUTSIDE OF THEIR REGULAR DUTIES UNLESS UNDER SPECIAL INSTRUCTIONS FROM LANDLORD, AND NO EMPLOYEE OF LANDLORD IS REQUIRED TO ADMIT TENANT TO ANY SPACE OTHER THAN THE PREMISES WITHOUT SPECIFIC INSTRUCTIONS FROM LANDLORD.
     31. TENANT SHALL NOT PARK ITS VEHICLES IN ANY PARKING AREAS DESIGNATED BY LANDLORD AS AREAS FOR PARKING BY VISITORS TO THE BUILDING OR LAND. TENANT SHALL NOT LEAVE VEHICLES IN THE PARKING AREAS OVERNIGHT NOR PARK ANY VEHICLES IN THE BUILDING PARKING AREAS OTHER THAN AUTOMOBILES, MOTORCYCLES, MOTOR DRIVEN OR NONMOTOR DRIVEN BICYCLES OR FOUR-WHEELED TRUCKS.
     32. LANDLORD MAY WAIVE ANY ONE OR MORE OF THESE RULES AND REGULATIONS FOR THE BENEFIT OF TENANT OR ANY OTHER TENANT, BUT NO SUCH WAIVER BY LANDLORD SHALL BE CONSTRUED AS A WAIVER OF SUCH RULES AND REGULATIONS IN FAVOR OF ANY OTHER PERSON, NOR PREVENT LANDLORD FROM THEREAFTER REVOKING SUCH WAIVER AND ENFORCING ANY SUCH RULES AND REGULATIONS AGAINST ANY OR ALL OF THE TENANTS OF THE BUILDING.
     33. THESE RULES AND REGULATIONS ARE IN ADDITION TO, AND SHALL NOT BE CONSTRUED TO IN ANY WAY MODIFY OR AMEND, IN WHOLE OR IN PART, THE COVENANTS AND CONDITIONS OF ANY LEASE OF PREMISES IN THE BUILDING. IF ANY PROVISION OF THESE RULES AND REGULATIONS CONFLICTS WITH ANY PROVISION OF THE LEASE, THE TERMS OF THE LEASE SHALL PREVAIL.
     34. LANDLORD RESERVES THE RIGHT TO MAKE SUCH OTHER AND REASONABLE RULES AND REGULATIONS AS, IN ITS JUDGMENT, MAY FROM TIME TO TIME BE NEEDED FOR SAFETY AND SECURITY, THE CARE AND CLEANLINESS OF THE BUILDING AND LAND AND THE PRESERVATION OF GOOD ORDER IN THE BUILDING. TENANT AGREES TO ABIDE BY ALL THE RULES AND REGULATIONS STATED IN THIS EXHIBIT AND ANY ADDITIONAL RULES AND REGULATIONS WHICH ARE SO MADE BY LANDLORD.
     35. TENANT SHALL BE RESPONSIBLE FOR THE OBSERVANCE OF ALL OF THE FOREGOING RULES BY TENANT AND TENANT'S AGENTS.